Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CXJ Group Co., Limited (the “Company”) on Form 10-K for the year ended May 31, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, Lixin Cai, Chief Executive Officer, President and Secretary of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: September 15, 2025

By:	/s/ Lixin Cai
Name:	Lixin Cai
Title:	Chief Executive Officer, Director and Secretary (Principal Executive Officer)